Exhibit 10.4.3

                                                          SPLIT DOLLAR AGREEMENT
 SOUTH CAROLINA SPARTANBURG COUNTY

          THIS AGREEMENT, made and entered into this 21st day of June, 1996, by and between First South Bank, (hereinafter referred to as the "Corporation"), a banking corporation organized and existing under the laws of South Carolina, and Verlin Lewis Shuler, (hereinafter referred to as the "Employee").

         WHEREAS, the Employee has performed his duties in an efficient and capable manner; and

         WHEREAS, the Corporation is desirous of retaining the services of the employee; and

         WHEREAS, the Corporation is desirous of assisting the Employee in paying for life insurance on his own life; and

         WHEREAS, the Corporation has determined that this assistance can best be provided under a "split-dollar" arrangement; and

         WHEREAS, the Employee has applied for, and is the owner and beneficiary of Insurance Policy No. S7-059-369 (the "Policy") issued by Northwestern National Life Insurance Company in the face amount of $100,000; and

         WHEREAS, the Corporation and Employee agree to make said insurance policy subject to this split-dollar agreement; and

         WHEREAS, the Employee has assigned the Policy to the Corporation as collateral for amounts to be advanced by the Corporation under this agreement by an instrument of assignment, dated June 7, 1996 (the "Assignment"); and

         WHEREAS, it is now understood and agreed that this split-dollar agreement is to be effective as of the date on which the Policy was assigned to the Corporation;

         NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties agree as follows:

          1. Definitions. For purposes of this agreement, the following terms will have the meanings set forth below:

               (a) "Cash Surrender Value of the Policy" will mean the Cash Value of the Policy; plus the cash value of any paid-up additions; plus any dividend accumulations and unpaid dividends; and less any Policy Loan Balance.

                             Page 1 of Six (6) Pages



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               (b)  "Cash  Value of the  Policy"  will  mean  the cash  value as illustrated in the table of values shown in the Policy.

               (c) "Corporation's Interest in the Policy" will be as defined in Paragraph 6. (d) "Current Loan Value of the Policy" will mean the Loan Value of the Policy reduced by any outstanding Policy Loan Balance.

               (e) "Loan Value of the Policy" will mean the amount which the loan interest will equal the Cash Value of the Policy and of any paid-up additions on the next loan interest due date or on the next premium due date whichever is the smaller amount.

               (f) "Policy Loan Balance" at any time will mean policy loans outstanding plus interest accrued to date.

     2. Allocation of Premiums. The Employee will pay that portion of the annual premium due on the policy that is equal to the less of (a) the amount to the entire economic benefit (including any economic benefit attributable to the use of Policy dividends) that would be taxable to the Employee but for such payments, or (b) the amount of the premium due on the policy. The Corporation will pay the remainder of the premium. The economic benefit that would be taxable to the Employee will be computed in accordance with I.R.S. Revenue Rulings 64-328, 1964-2 C.B. 11 and 66-110, 1966-1 C.B. 12, as in effect on the effective date of this agreement.

     3. Waiver of Premiums Rider. Upon written request by the Corporation, the Employee will add to the Policy a rider providing for the waiver of premiums in the event of his disability. Any additional premium attributable to such rider will be payable by the Corporation.

     4. Payment of Premiums. Any premium or portion thereof which is payable by the Employee under any provision of this agreement may at the election of the Employee be deducted from the cash compensation otherwise payable to him and the Corporation agrees to transmit that premium or portion, along with any premium or portion thereof payable by it, to Northwestern National Life Insurance Company on or before the premium due date.

     5. Application of Policy Dividends. All dividends attributable to the Policy will be applied to provide paid-up additional insurance.

     6. Rights in the Policy. The Employee may exercise all rights, options and privileges of ownership in the Policy except those granted to the Corporation

                               Page 2 of Six (6) Pages
          in the Assignment. The Corporation will have those rights in the policy given to it in the Assignment except as hereinafter modified. The Corporation will not surrender the policy for cancellation except upon expiration of the thirty (30) day period described in Paragraph
          9. The Corporation will not without the written consent of the Employee assign its rights in the Policy, other than for the purpose of obtaining a loan against the Policy, to anyone other than the Employee. The Corporation will not take any action in dealing with Northwestern National Life Insurance Company that would impair any right or interest of the Employee in the Policy. The Corporation will have the right to borrow from Northwestern National Life Insurance Company, and to secure that loan by the Policy, an amount which, together with the unpaid interest accrued thereon, will at no time exceed the less of (a) the Corporation's Interest in the Policy and
          (b) the Loan Value of the Policy. The Corporation's Interest in the Policy will be the liability of the Employee for which the Policy is held as collateral security under the Assignment. "Corporation's Interest in the Policy" will mean, at any time at which the value of such interest is to be determined under this agreement the total of premiums theretofore paid on the Policy by the Corporation (including premiums paid by loans charged automatically against the Policy but not including any premiums paid, by loan or otherwise, for any supplemental agreement or rider), reduced by the Policy Loan Balance, with respect to any loans made or charged automatically against the policy by the Corporation. In the event that the Corporation has paid additional premiums attributable to a rider providing for the waiver of premiums in the event of the Employee's disability, "premiums" as used in the preceding sentence will not include any premiums waived pursuant to the terms of such rider while this agreement is in force.

     7. Rights to the Proceeds at Death. Upon the death of the Employee while this agreement is in force, the proceeds of the Policy will be payable as follows: (a) Part shall be payable to the Employer; this part shall be equal to the aggregate amount of the interest free loans made by the Employee pursuant to this Agreement, less any Policy or premium loans or other indebtedness secured by the Policy, (b) The entire balance of the proceeds in excess of the part payable under 7(a) above shall be payable to the beneficiary of the Policy. 8. Termination of Agreement. This agreement may be terminated at any time while the Insured is living by written notice thereof by either the Corporation or the Employee to the other; and, in any event, this agreement will terminate upon termination of the Employee's employment.




                              Page 3 of Six (6) Pages

     9.   Employee  Rights Upon  Termination.  The employee will, for the thirty
          (30) days immediately following the date on which termination occurs, have the right to obtain a release of the Assignment by paying to the Corporation an amount equal to the Corporation's Interest In The Policy. Upon such payment the Corporation will release its interest in the Policy to the Employee. Alternatively, at the election of the Employee prior to the expiration of said thirty (30) day period and upon the payment by him of the excess, if any, of the Corporation's Interest In The Policy over the Current Loan Value of the Policy, the Corporation will make a collateral policy loan from the Insurance Company in the amount of the Current Loan Value of the Policy, or in the amount of the Corporation's Interest In The Policy, if less, and release its interest in the Policy to the Employee. Upon release by the Corporation of all of its interest in the Policy, the Employee will thereafter own the policy free from the Assignment and from this Agreement but subject to any Policy loans and interest thereon. If the Employee fails to make either the payment or the election (and payment, if any) provided for in this Paragraph, the Employee agrees to transfer all of his right, title and interest in the Policy to the Corporation, by executing such documents as are necessary to transfer such right, title and interest to the Corporation as of the date of termination. The Corporation will thereafter be able to deal with the Policy in any way that it may see fit.

     10. Status of Agreement vs. Collateral Assignment. As between the Employee and the Corporation, this Agreement will take precedence over any provisions of the Assignment. The Corporation agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

     11. Satisfaction of Claim. The Employee rights and interest, and rights and interest of any persons taking under or through him, will be completely satisfied upon compliance by the Corporation with the provisions of this Agreement.

     12. Amendment and Assignment. This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, only by a written instrument signed by the Corporation and the Employee. Either party may, subject to the limitations of Paragraph 6, assign its interest and obligations under this Agreement, provided, however, that any assignment will be subject to the terms of this Agreement.

     13. Possession of Policy. The Corporation will keep possession of the Policy. The Corporation agrees from time to time to make the Policy available to the Employee or to Metropolitan Life Insurance Company

                              Page 4 of Six (6) Pages



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          for the purpose of  endorsing or filing any change of  beneficiary  on
          the  Policy  but  the  Policy   will   promptly  be  returned  to  the
          Corporation.

     14. Governing Laws. This Agreement sets forth the entire Agreement of the parties hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded. This Agreement will be governed by the laws of the State of South Carolina.

     15. Interpretation. Where appropriate in this Agreement, words used in the singular will include the plural and words used in the masculine will include the feminine.


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Corporation by its duly authorized officer, on the day and year first above written.


                                            s/ V. Lewis Shuler
                                            ----------------------
                                            Verlin Lewis Shuler


                                            FIRST SOUTH BANK

                                            By:


                                            s/ Roger Habisreutinger
                                            -----------------------------------
                                            Chairman of the Board of Directors




ATTEST:



s/ Barry L. Slider
----------------------
Asst. Secretary




                             Page 5 of Six (6) Pages


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STATE OF SOUTH CAROLINA
COUNTY OF SPARTANBURG


     I, a Notary Public of the County and State aforesaid, certify that Verlin Lewis Shuler personally appeared before me this day and acknowledged the execution of the foregoing instrument.

     WITNESS my hand and official stamp or seal, this 21st day of June, 1996.





     My Commission Expires:  5/22/2001                  s/ Jean P. Ellison
                             ---------                  -----------------------
                                                          Notary Public




STATE OF SOUTH CAROLINA
COUNTY OF SPARTANBURG

         I, a Notary Public of the County and State aforesaid, certify that s/ Barry L. Slider personally appeared before me this day and acknowledged that he is Secretary of First South Bank and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its name by the Chairman of its Board of Directors, sealed with its corporate seal and attested by him as its Secretary.

     WITNESS my hand and official stamp or seal, this 21st day of June, 1996.



     My Commission Expires:  5/22/2001                  s/ Jean P. Ellison
                             ---------                  -----------------------
                                                          Notary Public


                             Page 6 of Six (6) Pages



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               SPLIT DOLLAR LIFE INSURANCE POLICY ENDORSEMENT FORM

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                             MINNEAPOLIS, MINNESOTA

This endorsement shall apply to the insurance on the life of Verlin Lewis Shuler under policy #S7-059-369

Northwestern National Life Insurance Company agrees to pay the entire net proceeds to the designated beneficiaries, if said policy becomes a claim by reason of death of the Insured, in the following manner:

The net proceeds shall be allocated into Parts A and B as follows:

Part A shall consist of the portion of the proceeds equal to the sum of the total premium paid from the date of this Policy to the date to which premiums are paid following the Insured's death, less any net indebtedness to First South.

Part B shall consist of the balance, if any, of the proceeds payable in a single sum to Jane M. Shuler ( Employee's Beneficiary )

Dated this 20 day of June, 1996 at Spartanburg, South Carolina.

s/ Verlin Lewis Shuler                      First South Bank
----------------------
Employee                                    Employer

                                            By Barry L. Slider
                                               ----------------------
                                             Its President/CEO

This policy endorsement has been received by Northwestern National Life Insurance Company at its' Home Office and made a part of the above described policy on June 20, 1996.

This policy endorsement revokes any prior endorsements applicable to the above described policy.

STATE OF SOUTH CAROLINA                            FIRST AMENDMENT TO
                                                 SPLIT DOLLAR AGREEMENT
COUNTY OF SPARTANBURG


         WHEREAS, FIRST SOUTH BANK, a bank organized and existing under the laws of the State of South Carolina (the "Corporation") and VERLIN LEWIS SHULER (the "Employee") entered into a Split Dollar Agreement (the "Agreement") on June 21, 1996, regarding Insurance Policy No. S7-059-369 issued by Northwestern National Life Insurance Company; and

         WHEREAS, Corporation and Employee reserved the right to amend said Agreement in Paragraph 12 thereof; and

         WHEREAS, Corporation and Employee desire to amend said Agreement. NOW,

         THEREFORE,  Corporation  and  Employee  hereto  agree as  follows:

         (1) Corporation and Employee hereby amend said Agreement by deleting Paragraph 7 therefrom in its entirety and substituting in lieu thereof the following:

                  7. Rights to the Proceeds at Death. Upon the death of the Employee while this agreement is in force, the proceeds of the Policy will be payable as follows: (a) Part shall be payable to the Corporation; this part shall be equal to the aggregate amount of the interest free loans made by the Corporation pursuant to this Agreement, less any Policy or premium loans or other indebtedness secured by the Policy, (b) The entire balance of the proceeds in excess of the part payable under 7(a) above shall be payable to the beneficiary of the Policy.

         (2) Corporation and Employee hereby amend said Agreement by adding a new section at the end thereof, designated Paragraph 16 to read as follows:

 16. ERISA.

         (a) The President of Corporation is hereby- designated the named fiduciary until resignation or removal. The named fiduciary shall be responsible for the management, control and administration of the split dollar plan as established herein. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         (b) The funding policy for the split dollar plan shall be to maintain the insurance policy in force by paying, when due, all premiums required.

         (c) Claim forms or claim information as to the insurance policy can be obtained by contacting Corporation.

         (d) When the named fiduciary has a claim which may be covered under the provisions described in the insurance policy, the named fiduciary should contact Corporation, who will either complete a claim form and forward it to an authorized representative of the insurance company or advise the named fiduciary what further requirements are necessary. The insurance company will evaluate the claim and make a decision as to payment within ninety (90) days of the date the claim is received by them.

          In the event that a claim is not eligible under the policy, the insurance company will notify the named fiduciary of the denial. Such notification will be made in writing, within ninety (90) days of the date the claim is received, and will be transmitted through the office of Corporation. The notification will include the specific reasons for the denial, as well as specific reference to the policy provisions upon which the denial is based. The named fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

         A decision as to the validity of a claim will ordinarily be made within ten (10) working days of the date the claim is received by the insurance company. Occasionally, however, certain questions may prevent the insurance company from rendering a decision on the validity of the claim within the specific ninety {90) day period. If this occurs, the named fiduciary will be notified of the reasons for the delay, as well as the anticipated length of the delay, in writing and through Corporation. If further information or other material is required, the named fiduciary will be so informed.

          If the named fiduciary is dissatisfied with the denial of the claim, or the amount paid, the named fiduciary has sixty (60) days from the date the named fiduciary receives notice of a claim denial to file objections to the action taken by the insurance company. If the named fiduciary wishes to contest a claim denial, the named fiduciary should notify Corporation, who will assist in making inquiry to the insurance company. All objections to insurance company's actions should be in writing and submitted to Corporation for transmittal to the insurance company.

         The insurance company will review the claim denial and render a decision on the claim denial. The named fiduciary will be informed in writing of the decision of the insurance company within sixty (60) days of the date of the claim review request is received by the insurance company. This decision will be final.

         Once a decision has been rendered as to the distribution of proceeds under the claim procedure described above as to the policy, claims for any benefits due under this Agreement or the surrender of the policy may be made in writing by Employee to the named fiduciary.

          In the event a claim for benefits is wholly or partly denied or disputed, the named fiduciary shall within a reasonable period of time, after receipt of the claim, notify Employee of such total or partial denial or dispute listing:

         (i)      The specific reasons for the denial or dispute;

         (ii) Specific reference to pertinent plan provisions upon which the denial or dispute is based;

         (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (iv)     An  explanation of the plan's review  procedure.  Within sixty
                  (60) days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the named fiduciary in a full and fair hearing. A final decision shall be rendered by the named fiduciary within sixty (60) days after receipt of request for review.

         (3) Corporation and Employee hereby amend said Agreement by stating that all references to Metropolitan Life Insurance Company in Paragraph 13 shall mean Northwestern National Life Insurance Company.

         (4) As amended by this First Amendment, Corporation and Employee hereby confirm, ratify and republish said Split Dollar Agreement dated June 21, 1996.

         IN WITNESS WHEREOF, Corporation, by its duly authorized officer, and Employee hereto have signed this First Amendment to Split Dollar Agreement this 23rd day of July of 1999.


Witness:                                    FIRST SOUTH BANK
s/ Melissa K Littlefield                   BY:  S/ Barry L. Slider
-------------------------                       -----------------------
s/ Jean P. Ellison                              Its:  President & CEO
-------------------------
s/                                              s/ Verlin Lewis Shuler
                                                -----------------------
s/ Melissa K. Littlefield
-------------------------

THIS ATTACHMENT TO THE BELOW REFERENCED SPLIT DOLLAR LIFE INSURANCE POLICY PROVIDES INSTRUCTIONS REGARDING THE PAYMENT OF BENEFITS TO THE BANK AND THE BENEFICIARY NAMED IN THE POLICY. INCLUDED WITH THIS ATTACHMENT IS A PHOTOCOPY OF A PORTION OF THE BANK'S JANUARY 19, 2005, BOARD OF DIRECTORS MEETING MINUTES. THOSE MINUTES RECORDED THE BOARD'S APPROVAL OF THE METHOD OF PREMIUM PAYMENTS ADOPTED BY THE BANK SUBSEQUEST TO THE SEC/IRS RULINGS IN 2002 WHICH CHANGED HOW PREMIUMS PAID ON SPLIT DOLLAR LIFE INSURANCE POLICIES OF EXECUTIVE OFFICERS WOULD BE VIEWED. PRIOR TO THIS CHANGE, THE BANK HAD PAID THE ANNUAL PREMIUMS UNDER AN AGREEMENT THAT UPON THE DEATH OF THE INSURED, THE BANK WOULD RECOVER THE PREMIUMS IT HAD PAID FROM DEATH BENEFIT PROCEEDS. SINCE THE REGULATORY CHANGES, IN ESSENCE, GRANDFATHERED THE ACCOUNTING TREATMENT OF BANK-PAID PREMIUMS PRIOR THE ANNOUNCED CHANGE, THERE REMAIN PREMIUM PAID AMOUNTS CARRIED AS OTHER ASSETS ON THE BANKS BALANCE SHEET.

VERLIN LEWIS SHULER RELIASTAR / ING Policy # 7059369 INSURANCE FACE AMOUNT $100,000

THE BANK PAID ANNUAL PREMIUMS OF $3,000 FOR THE YEARS 1996 THROUGH 2002, SEVEN YEARS, FOR A TOTAL OF $21,000. THIS AMOUNT IS TO BE DEDUCTED FROM THE TOTAL DEATH BENEFIT PAID BY THE INSURANCE COMPANY TO REIMBURSE THE BANK. THE REMAINING PORTION OF THE DEATH BENEFIT PAID BY THE INSURANCE COMPANY WILL BE PAID TO THE NAMED POLICY BENEFICIARY.

VERLIN  LEWIS  SHULER MET LIFE  Policy #  923206686  PR  INSURANCE  FACE  AMOUNT
$100,000

THE BANK PAID ANNUAL PREMIUMS OF $2,651 FOR THE YEARS 1996 THROUGH 2002, SEVEN YEARS, FOR A TOTAL OF $18,557, AND REIMBURSED THE INSURED'S PRIOR EMPLOYER FOR FIVE YEARS OF PREMIUM PAYMENTS, $13,255. THE TOTAL OF THESE TWO, $31,812, IS TO BE DEDUCTED FROM THE TOTAL DEATH BENEFIT PAID BY THE INSURANCE COMPANY TO REIMBURSE THE BANK. THE REMAINING PORTION OF THE DEATH BENEFIT PAID BY THE INSURANCE COMPANY WILL BE PAID TO THE NAMED POLICY BENEFICIARY.


                                          s/ Barry L. Slider
                                          -------------------------------------


                                          Barry L.  Slider,  President & CEO

This attachment to the ING / Reliastar Insurance Company Policy, Policy # S7-059-369, and the associated split dollar agreement, is for information purposes only. It is not intended to alter, amend, or in any manner change any provision in either the policy or agreement.


In the event of my death and upon payment of the death benefit as provided in the policy referenced above, an amount of $18,000 is to be deducted from the benefit payment proceeds to reimburse First South Bank for the total of the annual premiums it paid for the years 1996 through 2002. The remaining balance of the policy's death benefit is to be paid to the beneficiary and/or beneficiaries as named in the policy.







                                                 s/ V. Lewis Shuler
                                                 -----------------------